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                                                                   Exhibit 10.66

                             SHAREHOLDERS AGREEMENT

                               DATED APRIL 23 1998

                                     BETWEEN

                          MAX TELECOM VENTURES LIMITED

                                       AND

                  HUTCHISON TELECOMMUNICATIONS (INDIA) LIMITED

                                       AND

                    TELECOM INVESTMENTS INDIA PRIVATE LIMITED

                                       AND

                          HUTCHISON MAX TELECOM LIMITED

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                                TABLE OF CONTENTS

TABLE OF CONTENTS .........................................................    2

1.    DEFINITIONS .........................................................    6

2.    SHAREHOLDING ........................................................    8

3.    REGISTERED OFFICE ...................................................    8

4.    CONDITION OF EFFECTIVENESS ..........................................    9

5.    DIRECTORS AND OFFICERS ..............................................    9

      5.1    Directors of the Company .....................................    9
      5.2    Nominated Directors to be Elected ............................    9
      5.3    Alternate Director ...........................................    9
      5.4    Directors' Fees ..............................................   10
      5.5    Place and Calling of Board Meetings ..........................   10
      5.6    Resolution by Circulation ....................................   10
      5.7    Co-Chairmen ..................................................   10
      5.8    Managing Director ............................................   11
      5.9    Performance of Managing Director .............................   11
      5.10   Quorum for Directors Meetings ................................   11
      5.11   Attendance by Consultants Advisers and Non-voting Attendees ..   11
      5.12   Decisions by Majority Vote ...................................   12
      5.13   Secretary ....................................................   12
      5.14   Auditors .....................................................   12
      5.15   Accounting Year ..............................................   12

6.    BUSINESS OF THE COMPANY .............................................   12

7.    BUSINESS PLAN & BUDGET ..............................................   12

      7.1    Business Plan & Budget .......................................   12
      7.2    Budget Details ...............................................   13

8.    FUNDING AND CAPITAL .................................................   13

9.    MANAGEMENT ..........................................................   13

      9.1    Business to be Managed by Board ..............................   13

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      9.2     Majority Votes Required for certain Board Meeting ...........   13

10.   FURTHER OBLIGATIONS OF THE PARTIES ..................................   15

      10.1   Further Assurance ............................................   15
      10.2   Directors to Vote to Implement this Agreement ................   15
      10.3   Accounting and Reporting .....................................   15
      10.4   Exchange of Information ......................................   16
      10.5   Fair Dealings ................................................   16

11.   TRANSFER OF SHARES ..................................................   16

      11.1   Restrictions on Transfer of Ownership ........................   16
      11.2   No Mortgage or Pledge of Shares ..............................   16
      ll.3   Permitted Transfers ..........................................   16
      11.4   Default ......................................................   17
      11.5   Sale of Shares on Default ....................................   17
      11.6   Repayment of Shareholder Loans and Guarantees ................   19
      11.7   Title and Completion of Share Transfer .......................   19
      11.8   Rights of First Refusal ......................................   19
      11.9   Tag Along ....................................................   23
      11.10  Sectoral Caps ................................................   24
      11.11  Deed of Adherence ............................................   25

12.   MAINTENANCE OF LICENCES, GOVERNMENT APPROVALS .......................   25

13.   TERM, TERMINATION AND DISPUTES ......................................   25

      13.1   Term .........................................................   25
      13.2   Rights of Parties on Winding Up ..............................   26
      13.3   Agreement Terminates on Winding Up ...........................   26
      13.4   Arbitration and Consultation .................................   26

14.   NON-COMPETITION .....................................................   27

      14.1   Restricted Business ..........................................   27
      14.2   Restriction on Employees .....................................   28

15.   CONFIDENTIALITY AND PROTECTION OF NAME ..............................   28

      15.1   Agreement Confidential .......................................   28
      15.2   Hutchison not to use "Max" ...................................   29
      15.3   MTV not to use "Hutchison" ...................................   29
      15.4   TIP not to use "Max" or "Hutchison" ..........................   29

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      15.5   Existing Names ...............................................   29
      15.6   Injunctive Relief ............................................   29
      15.7   Survival .....................................................   29

16.   AGREEMENT ...........................................................   30

17.   NOTICES .............................................................   30

18.   MISCELLANEOUS .......................................................   32

      18.1   Legal and other costs ........................................   32
      18.2   Complete Agreement ...........................................   32
      18.3   Unenforceable Provisions .....................................   32
      18.4   No Partnership ...............................................   32
      18.5   Amendment in Writing .........................................   33
      18.6   No assignment ................................................   33
      18.7   No Waiver ....................................................   33
      18.8   Counterparts .................................................   33
      18.9   Governing Law ................................................   33

SCHEDULE ONE - FAIR VALUE .................................................   35

SCHEDULE TWO - NET ASSET VALUE ............................................   36

EXHIBIT A - ARTICLES ......................................................   37

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                             SHAREHOLDERS AGREEMENT

                          HUTCHISON MAX TELECOM LIMITED

THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made the 23rd day of April, 1998:

BETWEEN AND AMONG

1. MAX TELECOM VENTURES LIMITED, a company incorporated in India whose registered office is at Bhai Mohan Singh Nagar, Railmajra, Tehsil Balachaur, District Nawanshahr, Punjab 144533, India ("MTV") and a Subsidiary of Max India Limited;

2. HUTCHISON TELECOMMUNICATIONS (INDIA) LIMITED, a company incorporated in Mauritius whose registered office is at 4th floor, Les Cascades, Edith Cavell Street, Port Louis, Republic of Mauritius ("HTI");

3. TELECOM INVESTMENTS INDIA PRIVATE LIMITED, a company incorporated in India whose registered office is at Bakhtawar 1st Floor, 229 Nariman Point, Mumbai 400021, India ("TIP");

4. HUTCHISON MAX TELECOM LIMITED, a deemed public company incorporated in India whose registered office is at Bhai Mohan Singh Nagar, Railmajra, Tehsil Balachaur, District Nawanshahr, Punjab 144533, India ("the Company").

WHEREAS:

A. The Company is a joint venture company whose current principal shareholders are MTV and HTI, and the Company has Licences to operate a mobile cellular telephone network in Mumbai and paging networks in seven cities and in the State of Punjab.

B. As a result of transactions between MTV, Liquid Investment & Trading Company and TIP of even date, TIP has purchased 41,000,000 fully paid equity shares of the Company constituting 41% of the total paid-up capital of the Company.

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C.   This Agreement sets out the arrangement between the parties for the management on an ongoing basis of the Company.

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS ACKNOWLEDGED IT IS HEREBY AGREED AS FOLLOWS:

1.   DEFINITIONS

1.1 In this Agreement unless the context otherwise requires or expressly provides, the following words shall have the following meanings respectively:

     "Act" means the Companies Act, 1956 and/or any statutory modifications amendments or re-enactments thereto from time to time;

     "Affiliate" means the parent or holding company of any Party or any company in which such parent or holding company has a direct or indirect holding of more than 40% of the equity share capital;

     "Approvals" means approvals detailed in Clause 3.01(b) of the Share Purchase Agreement hereto;

     "Articles" means the articles of association of the Company for the time being;

     "Board" means the board of directors of the Company;

     "Business Day" means a day on which scheduled banks are open for business in Mumbai and New Delhi;

     "Completion" shall have the same meaning as set forth in Clause 4;

     "Directors" means the directors of the Company from time to time;

     "Effective Date" means the date on which the Parties acknowledge (in agreed form) that the actions stated in Clause 4 hereof have been complied with;

     "Fair Value" has the meaning set out in Schedules 1;

     "HTI Directors" means those Directors nominated by HTI in accordance with Clause 5.1;

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     "HTI" means Hutchison Telecommunications (India) Limited, a Mauritius
     incorporated limited company, which includes any company to which any or all of the HTI Shares may have been transferred in accordance with this Agreement;

     "HTI Shares" means the Shares owned by HTI and/or Subsidiaries and/or Affiliates of the group of which it forms part;

     "MTV Director" means any Director nominated by MTV in accordance with Clause 5.1;

     "MTV Shares" means the Shares owned by MTV and/or Subsidiaries and/or Affiliates of the group of which it forms part;

     "MTV" means Max Telecom Ventures Limited, an Indian incorporated limited company, which includes any company to which any or all of the MTV Shares may have been transferred in accordance with this Agreement;

     "Memorandum" means the memorandum of association of the Company for the time being;

     "Net Asset Value" means in relation to the Shares to be transferred, the value per Share calculated in accordance with Schedule 2 and multiplied by the number of Shares to be transferred;

     "TIP" means Telecom Investments India Private Limited, a company incorporated under the Act, which includes any company to which any or all of the TIP Shares have been transferred in accordance with this Agreement;

     "TIP Directors" means those Directors nominated by TIP in accordance with Clause 5.1;

     "TIP Shares" means the Shares owned by TIP and/or Subsidiaries and/or Affiliates of TIP;

     "Party" and "Parties" means the signatories to this Agreement and any other person who agrees to be bound by the terms of this Agreement;

     "ROC" means Registrar of Companies, Punjab;

     "Rs." or "Rupees" means the lawful currency of India;

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     "Share Purchase Agreement" means an agreement dated 17th March, 1998 in relation to the transaction described in Recital B hereof;

     "Shareholder" means a Party and any of its Subsidiaries which is a holder of any class of Shares;

     "Shares" means all classes of shares in the capital of the Company or any class thereof, as the case may be and includes any and all of the rights conferred on a person by the ownership of such shares; and

     "Subsidiary" means in relation to any person, any body registered or other entity directly or indirectly controlled by such person, for which purpose "control" means ownership of more than 50% of voting share capital (or equivalent right of ownership) of such body registered or other entity and power to direct its policies and management whether by contract or otherwise including any subsidiaries of any parent or holding company of any Shareholder.

1.2 References to the plural shall include the singular and vice versa; reference to one gender shall include other genders, references to company shall include foreign companies, corporations and bodies registered, references to persons shall include bodies registered and unincorporated; references to Clauses and Schedules are to the clauses and schedules of this Agreement; and the headings to this Agreement are for convenience of reference only and shall not alter or affect the meaning or interpretation of this Agreement.

1.3 This Agreement shall be binding on the Parties when duly executed by them but shall not be implemented and acted on until the Effective Date.

2.   SHAREHOLDING

     Subject as hereinafter provided, the issued share capital in the Company at the Effective Date shall be held in the following percentages:

     HTI   49%
     MTV   10%
     TIP   41%

3.   REGISTERED OFFICE

     The registered office of the Company shall be situated at such place in Punjab or otherwise as may be agreed between the Parties from time to time.

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4.   CONDITION OF EFFECTIVENESS.

     This Agreement shall take effect on the completion of the Share Purchase Agreement ("Completion"). Upon Completion, the Parties shall ensure that Articles, in the form and manner attached hereto as Exhibit "A" are adopted at a General Meeting, and the resolution adopting the same shall be filed with the ROC.

5.   DIRECTORS AND OFFICERS

5.1  Directors of the Company

     (a) Subject to the provisions of the Act, the Board shall comprise initially of not less than six Directors. Three Directors shall be nominated by HTI, one Director shall be nominated by MTV and two Directors shall be nominated by TIP. The Shareholder nominating a Director may by notice in writing to the Company require the removal of such Director and nominate another person as a Director to act in his place.

     (b) Any Shareholder holding less than 10% of the issued equity share capital of the Company shall not or shall cease (as the case may be) to have any right of nomination under this Clause 5.1.

     (c) Two Directors shall be non-retiring Directors, one of whom shall be nominated by HTI and the other shall be the Managing Director.

5.2  Nominated Directors to be Elected

     Subject to the provisions of the Act, each of the Parties undertakes to procure that the persons nominated in accordance with Clause 5.1 shall be elected or re-elected as Directors or appointed to the Board as the case may be. Furthermore, upon receipt of a written request from MTV, TIP or HTI (as the case may be) to remove or not to re-elect any Director nominated by them, the Parties shall procure the removal or shall fail to re-elect such Director as so requested.

5.3  Alternate Director

     Subject to the provisions of the Act, the Shareholders shall be entitled to procure or cause the Board to appoint alternate directors ("Alternate Directors"). The persons to be appointed as Alternate Directors shall be selected by the respective Shareholders for whose representation the

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     original Director was nominated. An Alternate Director shall hold office as such in accordance with the Act and shall exercise the same powers and discretion and shall owe to the Company and the Shareholders the same obligations and duties as the Director to whom he is the alternate.

5.4  Directors' Fees

     Subject to the provisions of the Act, the Directors shall not be paid any fees for acting in their capacity as Directors. All Directors may subject to applicable restrictions if any under law, be remunerated separately for the performance of special or executive duties approved from time to time by the Board. All Directors will be entitled to be paid or reimbursed their reasonable travelling, accommodation and subsistence expenses incurred in attending meetings (Board/general/any other committee meeting) and/or in the discharge of their duties as Directors.

5.5  Place and Calling of Board Meetings

     Board meetings shall be held at such places, in or outside of India as the Board may determine and failing any such determination at the Company's principal office in Mumbai. Board meetings shall, unless otherwise agreed by the Board, be held at least once every three months and at least four times in each year. Any Director may call a meeting of the Board. Unless the requirement of notice is waived by all Directors, fourteen days' written notice (or such shorter period as all the Directors may agree) of Board meetings shall be given to all the Directors and their Alternate Directors. Subject to Clause 5.10, where a Board Meeting is adjourned, it shall be reconvened on a day seven Business Days from the original date at the same place and time unless the Board decides otherwise. Notices and minutes of Board meetings shall be given to each Director at their last known address, whether resident in India or abroad.

5.6  Resolution by Circulation

     Subject to the provisions of the Act, resolutions of the Board may be passed by circulation, if the resolution has been circulated in draft, together with necessary papers, if any, to all the Directors, then in India or outside India, and has been approved by such of the Directors as are then in India, or by the requisite majority under Clause 9 or such of them, as are entitled to vote on the resolution.

5.7  Co-Chairmen

     The Co-Chairmen of the Board shall be nominated respectively by MTV and HTI, in each case to be one of the Directors of the Company as nominated by MTV or HTI. The Co-Chairmen of the Board shall preside

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     in rotation as chairman of each meeting of the Board at which he is present. In the absence of the co-chairmen, the Directors attending the Board meeting shall elect a Director from amongst themselves to chair the meeting. In the event of any equality of votes, the chairman of the meeting shall not have a second or casting vote. MTV shall not have the right to nominate a Co-Chairman if it shall cease to have the right to nominate a Director pursuant to Clause 5.1(b).

5.8  Managing Director

     In addition to the Directors appointed under Clause 5.1, the Board shall appoint a Managing Director of the Company, provided that:

     (a) any candidate for the post shall be nominated by HTI having due regard to the requisite technical qualifications;

     (b) any appointment thereof shall be subject to Board approval under Clause 9.2(f); and

     (c)  the Managing Director shall be a non-retiring Director.

5.9  Performance of Managing Director

     The Managing Director shall be responsible for the day to day operations of the Company subject to the overall control of the Board. The Parties recognise that the Managing Director will manage the business and affairs of the Company and that his performance shall be the subject matter of a consultative process and joint review of the Board.

5.10 Quorum for Directors Meetings

     The quorum for meetings of the Board shall be four (4) Directors, excluding interested Directors. If a quorum is not present, the meeting shall be adjourned for seven Business Days at the same place and time and if no quorum is then present the Directors present shall form a quorum.

5.11 Attendance by Consultants Advisers and Non-voting Attendees

     (a) If the Board so authorises or requests, auditors, consultants and advisers of the Company (in addition to those who also act for any one or more of the Directors in a personal capacity) and employees of the Company shall be permitted to attend and speak at meetings of the Board, but not to vote.

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     (b)  The Parties agree that HTI shall have the rights to bring to all Board meeting a nominee of HTI's shareholders who shall be permitted to attend and speak at meetings of the Board but not to vote.

5.12 Decisions by Majority Vote

     Subject to the provisions of Clause 9.2 below, all decisions of the Board shall be determined by a simple majority of votes.

5.13 Secretary

     The secretary of the Company shall be such person as shall from time to time be determined by the Board.

5.14 Auditors

     The auditors of the Company shall be Price Waterhouse or such international and reputable firm of accountants as shall from time to time be recommended by the Board.

5.15 Accounting Year

     The accounting year of the Company shall end on 31st March each year or such other date as the Parties shall agree and the Company in general meeting shall resolve.

6.   BUSINESS OF THE COMPANY

     The business of the Company shall be conducted in India and shall comprise the following:

     (a) the provision of cellular telephone services and the sale of cellular telephone units and equipment; and

     (b) the provision of paging services and the sale of pagers and accessories.

     The Company shall not engage in any other business.

7.   BUSINESS PLAN & BUDGET

7.1  Business Plan & Budget

     The Company shall prepare at least two months prior to the close of each accounting year and the Board shall review, amend and, if thought

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     appropriate, approve prior to the close of such accounting year a business plan and a budget comprised of a balance sheet, profit and loss statement, cash flow statement, capital expenditure statement and funding requirements schedule covering the five year period commencing at the close of such accounting year. If Board approval for the budget cannot be obtained then the prior year's budget shall be deemed to be the approved budget for the current year.

7.2  Budget Details

     The budget shall be in sufficient detail to provide the Directors with information sufficient to facilitate their approval.

8.   FUNDING AND CAPITAL

     The funds required by the Company shall be provided first, by the Company's cash flow, secondly, by external borrowings, thirdly, by shareholders loans and lastly, by the issue of additional share capital. The additional share capital shall either be equity or preference. The debt-equity ratio shall be determined by the Board from time to time. If further funding is required, the Parties shall provide such further funding pro-rata on the basis of their respective shareholding in the Company.

9.   MANAGEMENT

9.1  Business to be Managed by the Board

     The Board shall be responsible for the management of the business of the Company and determining the overall policies and objectives of the Company. The Board shall delegate responsibility for managing the day to day operations of the Company to the Managing Director on such terms as the Board deems desirable.

9.2  Majority Votes Required for certain Board Meetings

     Notwithstanding any other provision in this Agreement, the Parties agree that the following matters shall not be implemented in respect of the Company without the passing of a resolution of the Directors present and voting, on the issue at a Board Meeting of the Company, which resolution is approved by at least 4 of the Directors of the Company, excluding interested Directors who are prohibited at law to vote thereon:

     (a) issue or agree to issue or grant or agree to grant any option over or right to acquire any Shares or any other security or purchase or redeem any Shares or any other security or issue or agree to issue any debenture, loan stock or convertible security;

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     (b)  pass any resolution, the result of which would be the cessation or surrender or giving up of the Company's business or any part thereof, its winding up or receivership, or make any composition or arrangement with creditors whether generally or specifically;

     (c) establish, acquire or engage in any business, venture or real estate or any interest therein, other than those provided in this Agreement or dispose of the same, including without limitation taking up shares in any company or consolidating or merging with any company or business;

     (d) apply for or make any proposal or submission regarding any licence or other like authorisation, for the provision of, paging or cellular telephone services outside the geographic areas where they are presently provided by the Company or for providing any other telecommunications services or make any amendment or addition thereto or accept any licence or like authorisation;

     (e) approve any business plan or budget under Clause 7 or any amendments to such business plan or budget;

     (f) appoint and remove, the Managing Director, or the general manager or the executives in charge of finance or of matters relating to technical and marketing in respect of each business or all businesses of the Company;

     (g)  increase or appoint additional Directors other than Alternate
          Directors;

     (h) effect any change to the name of the Company, or any current trading name of the business of the Company;

     (i) execute any contracts or agreements between the Company and any Party and/or any Subsidiary of any Party;

     (j) borrow any money exceeding by more than ten percent (10%) in any financial year of any amount stated in the last approved business plan of the Company or last approved budget whichever is the higher;

     (k) make any capital expenditure by more than ten percent (10%) in any financial year in excess of the last approved business plan or budget of the Company;

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     (l)  effect the registration of any transfer of any Shares held by any
          Shareholder (other than a transfer made pursuant to the terms of this Agreement);

     (m)  remove or replace the Company's principal banker(s);

     (n)  remove or replace the Company's auditors; and

     (o)  recommendation of distribution of dividends.

10.  FURTHER OBLIGATIONS OF THE PARTIES

10.1 Further Assurance

     The Parties shall do and execute or procure to be done and execute all such further acts, deeds, things and documents as may be necessary to give full effect to the terms of this Agreement.

10.2 Directors to Vote to Implement this Agreement

     Each Shareholder shall procure that any Director nominated by it, shall exercise or refrain from exercising any voting rights so as to ensure the passing of any resolution necessary to give full effect to the provisions of this Agreement.

10.3 Accounting and Reporting

     Each of the Shareholders shall, (to the extent it is within it's power to do so) procure that the Company will and the Company shall:

     (a)  prepare business plans and budgets as set out in Clause 7.1;

     (b) keep true and accurate books of accounts and records in accordance with Indian and internationally accepted accounting practice and procedure and in accordance with Indian law and procure that such books and records are audited by the auditors annually as soon as possible after the end of each financial year;

     (c) upon reasonable written notice to the Company allow MTV, TIP and HTI or their authorised representatives or professional advisers and the Directors, the right during normal business hours to inspect the books, accounting records and any documents or records of the Company, to make extracts and copies therefrom at their own expense, and to have full access to all its property and assets; and

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     (d)  supply to each Director, such regular management and financial information in English as is customary and as they may from time to time reasonably require including monthly financial, monthly operating reports and status of various compliances.

10.4 Exchange of Information

     Each of the Parties shall promptly notify each other and the Company, of all or any matters coming to its notice which may affect the title to or enjoyment of the Company's premises, licences, authorisations, assets or property or the conduct of its business, and of all notifications, orders, demand and other communication received from any government or other authority in relation to the Company's business, licences, authorisations, assets or property.

10.5 Fair Dealings

     All dealings between the Company and any Party or any Subsidiary or Affiliate of a Party shall be on a fair and equitable basis and at arm's length.

11.  TRANSFER OF SHARES

11.1 Restrictions on Transfer of Ownership

     No rights conferred by the ownership of a Share may be transferred separately from legal title to the Share itself and any Transfer of Shares shall be subject to the provisions of this Agreement.

11.2 No Mortgage or Pledge of Shares

     Each of the Shareholders, hereby undertakes with the others that during the continuance of this Agreement it shall not:

     (a) mortgage, charge, pledge or otherwise encumber the whole or any part of its Shares; or

     (b) assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separately from the legal interest.

11.3 Permitted Transfers

     Subject to Clause 11.11, any party may transfer its Shares to:

     (a)  a Subsidiary; or

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     (b)  an Affiliate; or

     (c)  any holding or parent company of the Party, or a Subsidiary thereof.

11.4 Default

     A Party shall be in default for the purposes of Clause 11.5 if:

     (a)  it breaches Clause 11.1;

     (b)  it breaches Clause 11.2;

     (c) it commits a material breach of any provision of this Agreement and fails to remedy such breach within 30 days of being required in writing to do so by any other Party provided that the mere acquisition holding of, or owning the beneficial interest in Shares or securities of the Company prohibited or restricted under any legislation, regulation, policy or ruling shall not constitute a material breach under this Agreement;

     (d) it becomes bankrupt or insolvent or stops payment to or makes an arrangement with its creditors generally, or any resolution is passed for its winding up or bankruptcy (other than a winding up for the purpose of reconstruction or amalgamation) or any petition or proceedings to winding up that Party has been admitted by a competent court of law or it ceases to exist or there is an attachment of or the levy of execution on a substantial part of the assets or business of that Party which is not remedied within 120 days, or an encumbrancer takes possession of or a receiver, trustee, administrator or similar officer is appointed over all or a substantial part of its assets or business; or

     (e)  it breaches Clause 14 and/or 15.

11.5 Sale of Shares on Default

     If any Party is in default within the meaning of Clause 11.4 ("the Defaulting Party") the other Parties or any of them ("the Non-Defaulting Parties") may within 30 days of becoming aware of such default give the Defaulting Party or any Subsidiary of the Defaulting Party and/or other parties owning Shares pursuant to Clause 11.3, written notice of the default ("Disposal Notice") requiring the Defaulting Party or its Subsidiary and/or other parties holding the Shares pursuant to Clause 11.3 to transfer all of its Shares ("the Disposal Shares") to the Non Defaulting

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     Party or its designee at their Net Asset Value, and the Disposal Shares shall then be promptly transferred. In the event of more than one Disposal Notices, being served any transfer of Shares thereby resulting shall be pro-rata the existing shareholders of the Non-Defaulting Parties in question. In order to facilitate such sale and transfer the following shall apply:

     (a) 30 days after the receipt by the Defaulting Party of the Disposal Notice, the Directors in the Company appointed by the Non Defaulting Parties or its Subsidiaries ("the Non Defaulting Directors") shall be constituted the agent of the registered owner of the Disposal Shares, for the sale of the Disposal Shares to the Non Defaulting Party or Parties or its designees.

     (b) Within seven days after the expiry of the 30 day period referred to in Clause 11.5 (a), the Non Defaulting Directors shall execute in the name and on behalf of the registered owners thereof, and deliver to the Non Defaulting Parties, a transfer of the Disposal Shares to the Non Defaulting Parties or its designee in exchange for cashiers or bank cheques in Rupees in favour of the registered owners of the Disposal Shares at their Net Asset Value. The Non Defaulting Directors shall hold the cheques to the order of the registered owners of the Disposal Shares once such Shares have been registered in the name of the Non Defaulting Party or its designee.

     (c) Notwithstanding the provisions of Clauses 5.8 and 9.2, the Directors of the Company nominated by the Non-Defaulting Parties shall constitute a quorum for passing a resolution to register the transfer of the Disposal Shares to the transferee.

     (d) In the event that Government and regulatory approvals are needed for the transfer of the Disposal Shares to the Non Defaulting Party, the time for transfer and payment for such Shares shall be extended while such approval is being actively sought by the Non Defaulting Party or its designee.

     (e) In the event that the Non Defaulting Party is unable to take up any of the Disposal Shares due to Indian Law or foreign investment regulations, such Non Defaulting Party shall be entitled to nominate any third party acceptable under Indian law to acquire such Disposal Shares.

     (f) The Defaulting Party agrees not to take any actions to prevent or delay the transfer and registration of the Disposal Shares.

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     The rights of the Non Defaulting Parties under this Clause ll.5 shall be in addition to and without prejudice to their rights to claim damages and other remedies against the Defaulting Party.

11.6 Repayment of Shareholder Loans and Guarantees

     In the event of any transfer of Shares consequent on a default and unless otherwise agreed:

     (a) any shareholder loans advanced by the Defaulting Party or any of its Subsidiaries or Affiliates shall, notwithstanding the terms of such loan, be repaid:

          (i) by the Company at the later of the original repayment date or the first anniversary of the date of such transfer; or

          (ii) by an assignment of all or part of such loan(s) to the Non-Defaulting Party at the face value (including accumulated interest) of such loan(s) to the Non-Defaulting Party, as may be agreed between the Non-Defaulting Party and the Company. Any interest agreed to be paid by the Company in respect of such loan(s) shall continue to accrue until payment shall be made in full but not otherwise.

     (b) the Non Defaulting Parties shall use reasonable endeavours to procure the release of any shareholder guarantee given by the Defaulting Party or any of its Subsidiaries or Affiliates for the benefit of the Company.

11.7 Title and Completion of Share Transfers

     All transfers of Shares shall be effected by the transferor selling as beneficial and legal owner free and clear of all liens, charges and encumbrances and together with all rights attaching thereto, and upon completion, the transferor shall deliver to the transferee, forms of transfer in respect of the relevant Shares duly executed by the transferor in favour of the transferee together with the relevant share certificates and shall vote on the Board to register the transferee as the owner of the Shares against payment by the transferee of the price due in respect thereof. Subject to this Clause 11.7, the Parties shall thereupon do or procure to be done all such acts and things as may be necessary to give full effect to the transfer and the registration thereof.

11.8 Rights of First Refusal

11.8.1 MTV Shares

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     (a)  Should MTV wish to transfer any Shares (except for the transfer of
          Shares permitted in Clause 11.3), it shall offer them to all the other Parties (for the purposes of this Clause, the Company shall not be a Party), by serving a transfer notice ("Transfer Notice") on them stating the number of Shares ("Offer Shares") which it proposes to sell and whether any shareholder loans or part thereof are to be sold as condition of the sale of the Offer Shares together with:

          (i) the price and other terms, if any, at which it is willing to sell its Offer Shares and shareholder loans, such price not being higher or the terms more onerous than those to any bona fide third person offering to buy the Offer Shares or, in the case of shareholders loans, outstanding amounts of such loans and the accumulated interest thereon, if any;

          (ii) full details of the terms of any bona fide offer it has received to purchase the Offer Shares, if any; and

          (iii) the identity of the person making the offer ("Prospective Purchaser") and its ultimate parent company and beneficial owner and/ or the true buyer (if known to be different).

     (b)  Within 21 days after the Transfer Notice is given any other Party may:

          (i) if the Transfer Notice is accompanied by details of a bona fide offer, require MTV to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the Prospective Purchaser; or

          (ii) if the Transfer Notice is not accompanied by details of a bona fide offer, serve on MTV and the Company a notice requiring the Fair Value of the Offer Shares to be determined ("Valuation Notice").

     (c) The other Parties shall be entitled within a period of 21 days after any Transfer Notice is given or the date of provision to them of such further evidence or information as may be requested under Clause 11.8.1(b) as the case may be (whichever is the later), to serve a purchase notice ("Purchase Notice") on MTV stating:

          (i) that it wishes to purchase the Offer Shares at the price stated in the Transfer Notice; or

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          (ii) that it declines the Offer Shares.

     (d) If MTV has not received a Purchase Notice (or Notices) under the terms of Clause 11.8.1(c) aggregating the total number of Offer Shares or having received the same has not within 30 days, thereafter received the price for the Offer Shares in return for a transfer complying with Clause 11.7, it shall be entitled to sell all, but not less than all, of the Offer Shares to the Prospective Purchaser or otherwise to any person at the price and on the terms set out in the Transfer Notice provided that if such sale is not completed within 60 days after the expiry of the relevant time period referred to in Clause 11.8.1(c), subject to any extension thereof under Clause 11.10(c) hereof, the right to sell the Offer Shares to the Prospective Purchaser or any other person shall lapse.

     (e) The other Parties shall be entitled within a period of 21 days after any Transfer Notice is given under Clause 11.8.1(b) (ii):

          (i)  to serve a Valuation Notice on MTV; or

          (ii) decline the Offer Shares.

     (f) In the event that a Valuation Notice is served, the provisions of Schedule One shall apply. On determination of the Fair Value in accordance with such Schedule, the Board shall forthwith upon receipt of the auditors' determination notify all the Parties thereof and:

          (i) any Party wishing to reject the Fair Value, shall do so by written notice to all the other Parties, given within 7 days of receipt of the auditor's determination, failing which the Fair Value will be deemed to be accepted;

          (ii) in the event that any Party does not accept the Fair Value, the original Transfer Notice will be deemed to lapse forthwith and thereafter Clause 11.8.1(a) shall apply;

          (iii) in the event that the Fair Value is accepted by all Parties then HTI and/or TIP shall within 14 days of any notice under this sub-Clause 11.8.1(f) serve a purchase notice ("Purchase Notice") on MTV stating the number of shares which it wishes to purchase.

     (g) In respect of Clause 11.8.1(f)(iii), if MTV has not received a Purchase Notice (or Notices) aggregating the total number of Offer

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          Shares or having received the same has not within 30 days thereafter received the total price for the Offer Shares in return for a transfer complying with Clause 11.7, MTV shall be entitled to sell all but not part of the Offer Shares to any person at a price not less than that represented by the Fair Value, provided that if such sale is not completed within 60 days after the expiry of the relevant time period referred to in Clause 11.8.1(c) subject to any extension thereof under Clause 11.10(c) the right to sell the Offer Shares shall lapse.

     (h) In the event of there being more than one other Party serving a Purchase Notice, the Parties willing to purchase shall be entitled to purchase the Offer Shares in proportion to the size of their respective shareholding in the Company and the Directors shall allocate the Offer Shares to such Parties accordingly. The Directors shall forthwith give notice of such allocations to the Offeror and such Parties, and the Offeror shall be bound upon payment to transfer the Offer Shares so allocated to the purchasing Parties.

11.8.2 TIP Shares

     (a) Should TIP wish to transfer any Shares (except for the transfer of Shares permitted in Clause 11.3), it shall offer them to HTI by serving a transfer notice ("Transfer Notice") on HTI stating the number of Shares ("Offer Shares") which it proposes to sell and whether any shareholder loans or part thereof are to be sold as condition of the sale of the Offer Shares together with:

          (i) the price and other terms, if any, at which it is willing to sell its Offer Shares and shareholder loans, such price not being higher or the terms more onerous than those to any bona fide third person offering to buy the Offer Shares or, in the case of shareholders loans, outstanding amounts of such loans and including the accumulated interest thereon, if any;

          (ii) full details of the terms of any bona fide offer it has received to purchase the Offer Shares, if any; and

          (iii) the identity of the person making the offer ("Prospective Purchaser") and its ultimate parent company and beneficial owner and/or the true buyer (if known to be different).

     (b) Within 21 days after the Transfer Notice is given HTI may, if the Transfer Notice is accompanied by details of a bona fide offer, require TIP to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the Prospective Purchaser.

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     (c)  HTI shall be entitled within a period of 21 days after any Transfer
          Notice is given or the date of provision to it of such further evidence or information as may be requested under Clause 11.8.2 (b) as the case may be (whichever is the later):

          (i) to serve a purchase notice ("Purchase Notice") on TIP stating that it wishes to purchase the Offer Shares at the price stated in the Transfer Notice; or

          (ii) if the Transfer Notice is not accompanied by details of a bona fide offer, serve on TIP and the Company a notice requiring the Fair Value of the Offer Shares to be determined ("Valuation Notice"); or

          (iii) that it declines the Offer Shares.

     (d) In the event that a Valuation Notice is served, the provisions of Schedule One shall apply. On determination of the Fair Value in accordance with such Schedule, the Board shall forthwith upon receipt of the auditors' determination notify TIP and HTI and the provisions of Clause 11.8.2 (c) (i) shall apply mutatis mutandis (save that the price for the Offer Shares shall be the Fair Value determined by the auditors).

     (e) If TIP has not received a Purchase Notice for the Offer Shares or having received the same has not within 30 days thereafter received the total price for the Offer Shares in return for a transfer complying with Clause 11.7, TIP shall be entitled to sell all but not part of the Offer Shares to the Prospective Purchase at a price and on the terms set out in the Transfer Notice provided that if such sale is not completed within 60 days after the expiry of the relevant time period referred to in Clause 11.8.2 (c) subject to any extension thereof under Clause 11.10 (c) the right to sell the Offer Shares shall lapse.

11.8.3 HTI Shares

     TIP and MTV shall not have any rights of first refusal over HTI selling its shares and notwithstanding Clause 11.3, HTI may freely transfer its Shares to any third party.

11.9 Tag Along

     Subject to Clause 11.10, in the event that TIP intends to sell any or all of its Shares ("the Sale Shares") otherwise than as permitted by Clause 11.3:

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     (a)  it shall notify MTV in writing stipulating the principal terms and conditions of any such sale, particularly as to the price and timescale thereof ("the Sale Notice");

     (b) MTV may, by written notice to TIP, within 14 days or such longer reasonable period permitted by the timescale shown by the Sale Notice, require TIP to procure that the intended purchaser of the Sale Shares shall extend its offer to purchase from MTV a number of its Shares which is pro-rata to the number of Sale Shares that TIP is selling with reference to their respective shareholdings in the Company, on terms no less favourable than those relating to the Sale Shares;

     (c) MTV shall thereafter co-operate with TIP and do all things necessary to effect completion of a sale of the MTV Shares substantially on the terms contemplated by the Sale Notice.

     Provided that:

     (i) it is hereby agreed and acknowledged that all negotiations in respect of a sale under the provisions of this Clause 11.9 shall be conducted by TIP who, however, shall take due note of any reasonable requests of MTV in regard thereto; and

     (ii) in the event that any such sale does not proceed to completion for whatever reason, neither party shall have any claim against the other in respect thereof, whether for damages, costs or otherwise.

11.10 Sectoral Caps

     It is hereby agreed that:

     a) the Parties shall do all things necessary to ensure that any exercise of the rights comprised in this Clause 11 shall not give rise to any breach of the sectoral caps of the Government of India then in force relating to foreign investment in the telecom sector; and

     b) any sale or transfer contemplated under the provisions of this Clause 11 shall be subject to any necessary Government or regulatory approvals, whether in respect of the said sectoral caps or otherwise; and

     c) any time limit imposed by the provisions of this Clause 11 shall be extended pro tanto in respect of any period reasonably necessary to obtain any approval under Clause 11.10(b); Provided that, the

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          Parties shall use all reasonable endeavours to expedite the obtaining of any such approvals; and

     (d) if any Party is unable to take up any Transfer Shares or any part thereof due to Indian law or foreign investment regulations, such Party shall be entitled to nominate any third party acceptable under such law to purchase the Offer Shares or any part thereof.

11.11 Deed of Adherence

     If Shares are being transferred:

     (a)  pursuant to Clause 11.3; or

     (b)  to a Prospective Purchaser pursuant to Clause 11.8,

     the Shareholder transferring those Shares must procure prior to such transfer that the Subsidiary, Affiliate, Prospective Purchaser or other person, as the case may be, agrees to be bound by this Agreement by signing a deed of adherence in a form approved by the Board if it is not already so bound.

12.  MAINTENANCE OF LICENCES, GOVERNMENT APPROVALS

     Each of the Parties shall (to the extent it is within its power to do so) procure that the Company shall.

     (a) use its best endeavours to obtain and maintain in full force and effect all governmental or other approvals, consents, licences, authorisations, declarations, filings and registrations as may be required or advisable for the carrying on of its business ("Relevant Authorisations"); and

     (b) obtain and keep in effect such new or additional Relevant Authorisations as may become necessary for the carrying on of its business.

13.  TERM, TERMINATION AND DISPUTES

13.1 Term

     This Agreement shall continue in force from the date hereof for a period of 30 years, at which time this Agreement shall be automatically renewed for consecutive periods of five years each unless terminated by any Party, as to itself, by giving to the other Parties 12 months' prior written notice

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     of termination, such notice to expire at the end of the 30 year period or at the end of each subsequent period of five years, as the case may be.

13.2 Rights of Parties on Winding Up

     The Parties may prove in the winding-up of the Company to the maximum extent permitted by law for all sums due or to fall due to them respectively from the Company and shall exercise all rights of set off and generally do all such other acts and things as may be available to them in order to obtain the maximum receipts and recoveries.

13.3 Agreement Terminates on Winding Up

     In the event of the winding up of the Company, this Agreement shall terminate and all of the terms of this Agreement shall cease to bind the Parties. Termination of this Agreement shall not affect the rights of any Party to exercise its rights in respect of any breach of this Agreement by any or all of the Parties prior to the winding up of the Company. In the event of any Party ceasing to have any legal or beneficial interest in any Shares, the terms of this Agreement shall cease to bind such Party (except Clauses 14 and 15 which shall continue to bind such Party) without prejudice to the rights of the other Parties to exercise their rights in respect of any breach of this Agreement by the departing Party prior to its ceasing to have any such interest, and if none of its Subsidiaries own any Shares, the Party ceasing to have such interest shall cause the Directors and Managing Director (if any) nominated by it to resign immediately.

13.4 Arbitration and Consultation

13.4.1 Consultation

     In the case of any dispute arising out of or in connection with this Agreement or its performance, including any question regarding its existence, validity or termination, the Parties shall first endeavour to reach an amicable settlement through mutual consultations and negotiations. If the parties are unable to reach an amicable settlement within 30 Banking Days from the date on which the dispute arose (except as to any matter for which express provisions are made in this Agreement), any of the Parties may make a reference to arbitration in accordance with Clause 13.4.2.

13.4.2 Arbitration

(a) In the absence of any settlement of disputes under Clause 13.4.1 any and all disputes or differences arising out of or in connection with this

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     Agreement or its performance shall be submitted to arbitration at the request of a Party upon written notice to that effect to the other Party/ Parties and such arbitration shall be conducted in accordance with the Indian Arbitration and Conciliation Act, 1996 (the "Arbitration Act") by a panel consisting of three (3) arbitrators.

(b) While submitting the dispute or difference to arbitration in accordance with sub-clause (a) above, the Party, while so submitting shall, in its notice, specify the name of one arbitrator appointed by it. Within 30 Banking Days of the receipt of notice, the other shall appoint an arbitrator. The third arbitrator (who will act as the chairman) shall be nominated by the two arbitrators appointed as aforesaid or, failing such nomination within 30 Banking Days of the appointment of the second arbitrator, shall be appointed in accordance with the Arbitration Act. Each of the arbitrators shall be either a retired judge of the Supreme Court of India or retired judge of one of the high Court of India or a reputed member of the Bar Council of India having at least 15 years of experience as an advocate.

(c) The language of the arbitration shall be English. The venue of the arbitration shall be at Mumbai, India.

(d) The Parties agree that the award of the arbitrators shall be final and binding upon the Parties, and that none of the Parties shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement, except for the enforcement of an arbitral award granted pursuant to this Clause if required.

14.  NON-COMPETITION

14.1 Restricted Business

     Each of the Parties undertakes to the others that during the currency of this Agreement:

     (a) neither it nor its Subsidiary or Affiliate will carry on or be engaged, concerned or interested directly or indirectly (whether as shareholder, director, employee, partner, agent, or otherwise):

          (i) in any business described in Clause 6(a) in the areas where the Company at that time carries on the business of provision of cellular telephone services; or

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          (ii) in any business described in Clause 6(b) in the areas where the
               Company at the time carries on the business of provision of paging services.

     (b) it will procure that its Subsidiaries and Affiliate abide by the restriction in Clause 14.1(a).

14.2 Restriction on Employees

     If any Party or its Subsidiary or Affiliate ceases to be Shareholder for any reason other than solely by reason of the liquidation or winding-up of the Company, that Party shall not, and shall procure that its Subsidiaries do not, and shall use reasonable endeavours to procure that its directors, officers or key employee do not for a period of two years from the date of such reason, directly or indirectly, carry on or be interested in any business which if carried on by a Party would be in breach of Clause 14.1
     (a). However the aforesaid shall not apply to any directors, officers or key employee who prior to execution of this Agreement has either directly or indirectly carried on or was interested in any business which would breach Clause 14.1 (a).

14.3 Exception

     Notwithstanding anything to the contrary, the provisions of this Agreement shall not prevent any director or shareholder of TIP in the ordinary course of business either directly or indirectly, from making any investments or from being engaged or concerned in any business in the telecom sector except as to any investments in BPL Systems Ltd and/or any other private paging operator in the circles in which the Company operates its paging services pursuant to a license issued by the Department of Telecommunication in this regard.

15.  CONFIDENTIALITY AND PROTECTION OF NAME

15.1 Agreement Confidential

     The Parties agree to keep secret and confidential and not to disclose, except to the extent required by law or any regulatory authority, to any third party without the prior written consent of MTV, TIP and HTI any information or documents relating to the operation of the business of the Company.

     Any formal press or other public announcement in writing relating to this Agreement or any of its terms shall be in a form previously agreed MTV, TIP and HTL.

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15.2 Hutchison not to use "Max"

     HTI shall not and shall use its best efforts to ensure that its Subsidiaries and Affiliates and their respective directors, and officers do not use a name including the word "Max" or any logo or trademark used by MTV or its Subsidiaries or used by the Company or any word, logo or trademark similar thereto.

15.3 MTV not to use "Hutchison"

     MTV shall not and shall use its best efforts to ensure that its Subsidiaries and Affiliates and their respective directors and officers do not use, a name including the word "Hutchison" or any logo or trademark used by HTI or its Subsidiaries or Affiliates or used by the Company or any word, logo or trademark similar thereto.

15.4 TIP not to use "Max" or "Hutchison"

     TIP shall not use the words "Max" or "Hutchison" and shall use its best efforts to ensure that its Subsidiaries and Affiliates and their respective directors and officers do not use, a name including the word "Hutchison" or "Max", or any logo or trademark used by either HTI, MTV, or the Company or any word, logo or trademark similar thereto.

15.5 Existing Names

     Nothing in this Clause 15 shall prevent the continued use of any existing name, logo or trademark of the Company. Provided that 90 days notice (or such shorter period as MTV shall agree) shall be given to MTV of any intention to cease the use of the "Max" name.

15.6 Injunctive Relief

     The obligations cast upon the Parties by this Clause 15 are extremely valuable, for which no adequate monetary compensation may be available, and accordingly performance of the said obligations by the other Party forms the very substance of this Agreement and goes to its very root and intent for which the aggrieved Party shall be, notwithstanding any other stipulation in this Agreement (including the arbitration provision), entitled to injunctive relief from the appropriate law courts in the event of the failure of the other Party to perform the said obligations.

15.7 Survival

     The rights, duties and obligations contained in this Clause 15 shall survive termination of this Agreement or the winding up of the Company.

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16.  AGREEMENT

16.1 Agreement to Prevail

     If any provision of the Memorandum or the Articles at any time conflicts with any provision of this Agreement then, to the extent permitted by Indian law, as between the Parties, the provisions of this Agreement shall prevail.

16.2 Amendment of Memorandum and Articles

     Each of the Parties hereby undertakes that it shall whenever necessary exercise all voting and other rights and powers available to it to procure the amendment of the Memorandum and Articles to the extent necessary to permit the Company and its affairs to be operated as provided herein so that the same are consistent with the provisions of this Agreement.

17.  NOTICES

     Any notice to be given by any Party to this Agreement should be in writing and shall be deemed duly served if delivered personally or sent by telex or fax or by prepaid registered post (airmail in the case of international mail) to the addressee at the address, telex number or fax number set opposite its name below or at such other address, telex number or fax number as the Party to be served may have notified as its address, telex number or fax number for service:

     Max Telecom Ventures Limited

     To: the Registered Office address stated above (to the attention of the Director)

     Copy to:
                20-A Lajpat Nagar
                Part IV, New Delhi-110024
                India.
                Tel:   (91-11) 6237200
                Telex: (91 11) 62505
                Fax:   (91 11) 6218480

                Attn: Director

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     Hutchison Telecommunications (India) Limited

          To:        4th floor
                     Les Cascades
                     Edith Cavell Street
                     Port Louis, Mauritius

          Attn:      Company Secretary

          Copy to:   18/F Two Harbourfront
                     22 Tak Fung Street
                     Hunghom, Kowloon
                     Tel:(852) 2828 3222
                     Fax:(852) 2827 1382

          Attn.:     The Group Managing Director

     Telecom Investments India Private Limited

          To:        Bakhtawar 1st Floor
                     229 Nariman Point
                     Mumbai 400 021

          Attn:      Mark Silgardo
          Fax:       91-22-2826632

     Hutchison Max Telecom Limited

          To:        Bhai Mohan Singh Nagar
                     Railmajra
                     Tehsil Balachaur
                     District Nawanshahr
                     Punjab 144533

          Attn:      Company Secretary

          Copy to:   Sahas Building, 414/2
                     Off Veer Savarkar Marg
                     Prabhadevi
                     Mumbai-400025
                     India

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          Attn:      Managing Director
          Fax:       91-22-4310202

     Any notice sent by telex or fax shall be deemed served upon despatch, with receipt of answer back in the case of telex and on confirmation of good receipt in the case of a fax, and any notice served by registered post shall be deemed served 10 days after posting airmail, whether to an address in India or an address outside India. In proving the service of any notice it will be sufficient to prove, in the case of service by registered post, that such letter was properly stamped, registered, addressed and placed in the post and in the case of a telex on receipt of the correct answer back.

18.  MISCELLANEOUS

18.1 Legal and other costs

     Each Party shall be responsible for the legal fees, costs and expenses incurred by it in the preparation, negotiation and execution of this Agreement.

18.2 Complete Agreement

     This Agreement, and any agreements to be entered into pursuant thereto embody all the terms and conditions agreed upon between the Parties and as from the Effective Date supersedes and cancels in all respects all previous correspondence, understandings, agreements and underlings (if any) between the Parties with respect to the subject matter hereof, whether such be written or oral.

18.3 Unenforceable Provisions

     In the event that any provision contained in this Agreement or any part thereof shall for any reason be held to be invalid or unenforceable in any respect under the laws of India, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the remaining parts thereof which shall then be construed as if such unenforceable provision or part thereof had never been contained herein.

18.4 No Partnership

     Nothing herein shall be taken to constitute or create a partnership among any of the Parties. No Party shall be deemed to be the agent of the other and none of the Parties shall have any authority to bind the other Party in any way except as provided in this Agreement.

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18.5 Amendment in Writing

     This Agreement shall not be varied, amended or supplemented except by a written instrument signed by or on behalf of all the Parties to be bound.

18.6 No assignment

     Without prejudice to the provisions of Clause 10, this Agreement is personal to the Parties and is not capable of being assigned in whole or in part by any Party.

18.7 No Waiver

     Failure of any Party at any time to require performance by any other Party of any provision of this Agreement shall in no way affect the right of such Party to require performance of that or any other provision, and any waiver by such Party of any breach of this Agreement shall not be construed as a waiver by such Party of any continuing or succeeding breach of such provision a waiver of the provision itself or a waiver of any other right under this Agreement.

18.8 Counterparts

     This Agreement may be executed in several counterparts, and any single counterpart or set of counterparts, signed in either case by all of the Parties shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

18.9 Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of India.

IN WITNESS WHEREOF this Agreement was executed by the Parties on the day and year first above written.


SIGNED BY TING CHAN                     )   /s/ Ting Chan
For and on behalf of                    )   ------------------------------------
Hutchison Telecommunications            )
(India) Limited                         )
                                        )

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

SIGNED BY SURENDRA KAUL & VIVEK JETLEY  )   /s/ Surendra Kaul & Vivek Jetley
For and on behalf of                    )   ------------------------------------
Max Telecom Ventures Limited            )
                                        )


SIGNED BY KEVIN RUSSELL                 )   /s/ Kevin Russell
For and on behalf of                    )   ------------------------------------
Telecom Investments India Private       )
Limited                                 )
                                        )


SIGNED BY ASHWANI WINDLASS              )   /s/ Ashwani Windlass
For and on behalf of                    )   ------------------------------------
Hutchison Max Telecom Limited           )
                                        )

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                            SCHEDULE ONE - FAIR VALUE

Where Fair Value is to be determined under this Agreement in relation to any Shares, it shall be determined in accordance with the following provisions of this Schedule:

1. The auditors shall be jointly instructed by the Shareholder whose Shares are to be transferred ("Transferor") and the intending purchaser. The auditors shall value the Shares on the basis of an arm's length sale between a willing buyer with the funds to buy and a willing seller having regard to the terms of this Agreement.

2. The auditors shall be directed to advise the Company and the Parties of their determination of the fair value of the Shares within 45 days or as soon as practicable thereafter.

3. The decision of the auditors shall be final and binding on the Parties and they shall be deemed to act as experts and not as arbitrators.

4. The costs of the auditors shall be borne equally between (i) the Transferor and (ii) the Parties requesting the determination of the Fair Value.

5. Each of the Transferor and the other such Parties shall be entitled to make such written submissions as the auditors may accept and each of them and the auditors shall have such access to the books and records of the Company as shall be reasonably required in connection with such determination.

35